                                                                    EXHIBIT 23.6

                      [LETTERHEAD OF BUSINESS MARKETING]

                                                        April 27, 1999

To:  Jack Hidary
     Earth Web Inc.

The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of Earth Web Inc. and any amendment thereto.


                                                Business Marketing

                                                /s/ Peggy Myers
                                                ----------------------
                                                By: Peggy Myers
                                                Title: Promotion Manager